CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Other Service Providers — Independent Registered Public Accounting Firm” in the Prospectus and the Statement of Additional Information, and to the use of our report dated June 24, 2008, in this Registration Statement (pre-effective amendment No.2 of Form N-1A No. 333-149351 and No. 811-22185) of IndexIQ Trust.

/s/ Ernst & Young
New York, New York June 24, 2008

A member firm of Ernst & Young Global Limited